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Exhibit 23.1

L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89169
(702) 735-5030

November 16, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, D.C. 20549

Re:
KeyOn Communications, Inc.
SpeedNet Services, Inc.

Dear Sir/Madame:

As independent registered public accountants, we hereby consent to the use in Amendment No. 2 to this Registration Statement on Form SB-2 of our report dated July 11, 2007, relating to the financial statements of KeyOn Communications, Inc. and our report dated July 6, 2007, relating to the financial statements of SpeedNet Services, Inc.

Sincerely,

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC

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  Exhibit 23.1